UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 21, 2013

Analysts International Corporation

(Exact name of registrant as specified in its charter)

MN	1-33981	41-0905408
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7700 France Ave. S., Minneapolis, Minnesota	55435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (952) 835-5900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on May 21, 2013.  Proxies for matters to be voted upon at the annual meeting were solicited pursuant to Regulation 14 under the Securities Exchange Act of 1934, as amended.  Four proposals were voted upon at the annual meeting.  The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 15, 2013.  The final results for the votes regarding each proposal are set forth below.

1.             The following nominees were elected to the Board of Directors of the Company for a term of one year:

Name	For	Withhold	Abstentions	Broker Non-Votes

Brigid A. Bonner	1,135,091	1,440,452		2,013,100
Krzysztof K. Burhardt	1,132,642	1,442,901		2,013,100
Joseph T. Dunsmore	1,812,387	763,156		2,013,100
Galen G. Johnson	1,810,796	764,747		2,013,100
Brittany B. McKinney	1,813,022	762,521		2,013,100
Douglas C. Neve	1,684,804	890,739		2,013,100
Robert E. Woods	1,136,487	1,439,056		2,013,100

2.             The appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the year ending December 28, 2013 was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,447,362	136,975	4,306	0

3.             The shareholders resolved to approve, on an advisory basis, the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,822,069	745,191	8,283	2,013,100

4.             The shareholders resolved to approve, on an advisory basis, that the Company conduct an advisory vote on the compensation of the Company’s named executive officers, once every year:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
2,422,661	31,487	73,784	47,611	2,013,100

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Press release entitled, “Analysts International Corporation Announces Results of Annual Shareholder Meeting.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2013	ANALYSTS INTERNATIONAL CORPORATION

/s/ Lynn Blake
Lynn L. Blake
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release entitled, “Analysts International Corporation Announces Results of Annual Shareholder Meeting.”